EXHIBIT 99.1

Anne Spitza	Ken Rizvi
Corporate Communications	Corporate Development, Treasury & Investor Relations
ON Semiconductor	ON Semiconductor
(602) 244-6398	(602) 244-3437
anne.spitza@onsemi.com	ken.rizvi@onsemi.com

ON Semiconductor Reports Third Quarter of 2009 Results

For the third quarter of 2009, highlights include:

•	Total revenues of $472.9 million

•	Adjusted EBITDA of $110.2 million

•	GAAP net income of $0.07 per fully diluted share

•	Non-GAAP net income of $0.16 per fully diluted share

•	Net cash provided by operating activities of $87.6 million

•	Cash, cash equivalents and short-term investments of $470.2 million

PHOENIX, Ariz. – Nov. 4, 2009 – ON Semiconductor Corporation (Nasdaq: ONNN) today announced that total revenues in the third quarter of 2009 were $472.9 million, an increase of approximately 13 percent from the second quarter of 2009. During the third quarter of 2009, the company reported GAAP net income of $29.9 million, or $0.07 per fully diluted share. The third quarter 2009 GAAP net income included net charges of $41.0 million, or $0.09 per fully diluted share, from special items. The special item details can be found in the attached schedules. During the second quarter of 2009, the company reported a GAAP net loss of $3.0 million, or $0.01 per fully diluted share.

Third quarter 2009 non-GAAP net income was $70.9 million, or $0.16 per share on a fully diluted basis. Second quarter 2009 non-GAAP net income was $38.7 million, or $0.09 per share on a fully diluted basis. A reconciliation of these non-GAAP financial measures (and other non-GAAP measures used elsewhere in this release, such as non-GAAP gross margin and adjusted EBITDA) to the company’s most directly comparable measures prepared in accordance with U.S. GAAP are set forth in the attached schedules and on our website at www.onsemi.com.

On a mix-adjusted basis, average selling prices in the third quarter of 2009 were down less than two percent when compared to the second quarter of 2009. GAAP gross margin in the third quarter was 37.2 percent. Non-GAAP gross margin in the third quarter of 2009 was 38.5 percent. GAAP gross margin in the third quarter included a net charge of approximately $6.5 million, or approximately 130 basis points, from special items. The special item details can be found in the attached schedules.

- more -

ON Semiconductor Reports Third Quarter of 2009 Results

2 - 2 - 2 - 2

Adjusted EBITDA for the third quarter of 2009 was $110.2 million. Adjusted EBITDA for the second quarter of 2009 was $78.3 million.

“We exited the third quarter of 2009 with the highest level of cash, cash equivalents and short-term investments in the company’s history at over $470 million and the lowest net debt position in the company’s history at approximately $425 million,” said Keith Jackson, ON Semiconductor president and CEO. “As a result of the strong financial performance, financial discipline and cash generating capabilities of the company we increased our cash, cash equivalents and short-term investments by approximately $67 million from the prior quarter. While there is still uncertainty as to how quickly the semiconductor industry will return to pre-recession revenue levels, our revenues continue to improve from the lows of the first quarter of 2009. We also believe that the overall supply chain remains very lean. Our weeks of distribution inventory were at the lowest level in the company’s history at approximately 9 weeks exiting the third quarter of 2009.”

“ON Semiconductor Corporation has recently completed the acquisition of privately-held PulseCore Holdings (Cayman) Inc. in an all cash transaction for initial consideration of approximately $17 million. PulseCore’s previous owners and other stakeholders also have the ability to receive additional earn-out proceeds if, among other things, PulseCore is able to meet certain revenue and gross margin objectives in 2010 and 2011. The acquisition of PulseCore expands ON Semiconductor’s high gross margin clock and circuit protection offerings for the consumer, wireless and computing end-market customers. PulseCore’s capabilities in standard and custom high-speed and low power analog and mixed signal solutions for EMI (electromagnetic interference) reduction also enhance ON Semiconductor’s overall EMI filtering and circuit protection portfolios. In addition, PulseCore’s strong design capabilities and history in India represents ON Semiconductor’s first foray into design activity in that country.

FOURTH QUARTER 2009 OUTLOOK

“Based upon product booking trends, backlog levels and estimated turns levels, we anticipate that total revenues will be approximately $480 to $495 million in the fourth quarter of 2009,” Jackson said. “Backlog levels at the beginning of the fourth quarter of 2009 were up from backlog levels at the beginning of the third quarter of 2009 and represent over 90 percent of our anticipated fourth quarter 2009 revenues. We expect that average selling prices for the fourth quarter of 2009 will be down approximately one to two percent, sequentially. Starting in the first quarter of 2009, we began recording non-cash interest expense associated with the adoption of FASB Staff Position No. APB 14-1* related to our convertible senior subordinated notes. In the fourth quarter of 2009, we anticipate approximately $8 million of non-cash interest expense associated with this adoption. The following table outlines our fourth quarter 2009 GAAP and non-GAAP outlook.”

ON Semiconductor Reports Third Quarter of 2009 Results

3 - 3 - 3 - 3

ON SEMICONDUCTOR Q4 2009 BUSINESS OUTLOOK

	GAAP	Special Items ***	Non-GAAP ****

Revenue	$480 to $495 million		$480 to $495 million

Gross Margin	38% to 39%	$5 million	39% to 40%

Operating Expenses	$130 to $135 million	$25 million	$105 to $110 million

Interest/Other Expenses	$10 to $11 million		$10 to $11 million

Convertible Notes, Non-cash Interest Expense *	$8 million	$8 million	$0 million

Tax	$5 million	$3 million	$2 million

Fully Diluted Share Count **	440 million		440 million

*	Convertible Notes, Non-cash Interest Expense are included in FASB’s Accounting Standards Codification (“ASC”) Topic 470 Debt.
**	Fully diluted share count can vary for among other things, the actual exercise of options or restricted stock units, the incremental dilutive shares from all of the company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or the sale of treasury shares. Please refer to the table on our website for potential changes to the Fully Diluted Share Count.
***	Special Items can include: stock based compensation expense; restructuring, asset impairments and other, net; expensing of appraised inventory fair market value (FMV) step up; amortization of intangibles; goodwill impairments; income tax adjustments to approximate cash taxes; non-cash interest expense and certain other special items as necessary.
****	Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our news releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

ON Semiconductor will host a conference call for the financial community at 5:00 p.m. Eastern Time (ET) on Nov. 4, 2009 to discuss this announcement and ON Semiconductor’s results for the third quarter of 2009. The company will also provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing 888-546-9664 (U.S./Canada) or 973-935-8144 (International). In order to join this conference call, you will be required to provide the Conference ID Number – which is 36083041. Approximately one hour following the live broadcast, the company will provide a dial-in replay that will continue to be available

ON Semiconductor Reports Third Quarter of 2009 Results

4 - 4 - 4 - 4

through Nov. 11, 2009. To listen to the teleconference replay, call 800-642-1687 (U.S./Canada) or 706-645-9291 (International). You will be required to provide the Conference ID Number – which is 36083041.

About ON Semiconductor

With its global logistics network and broad product portfolio, ON Semiconductor (Nasdaq: ONNN) is a preferred supplier of high performance, energy efficient, silicon solutions that enable designers to quickly and cost-effectively improve system efficiency for electronics in the computing, communications, consumer, automotive, industrial, medical and military/aerospace markets. The company’s portfolio includes power management, signal, logic, discrete and custom devices. The company operates a network of manufacturing facilities, sales offices, and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

# # #

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the future financial performance of ON Semiconductor and our ability to increase cash flow from current levels. These forward-looking statements are based on information available to ON Semiconductor as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond ON Semiconductor’s control. In particular, such risks and uncertainties include difficulties encountered in integrating acquired businesses; the variable demand and the aggressive pricing environment for semiconductor products; dependence on each company’s ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for its current products; the adverse impact of competitive product announcements; revenues and operating performance; poor economic conditions and markets, including the current credit markets; the cyclical nature of the semiconductor industry; changes in demand for our products; changes in inventories at customers and distributors; technological and product development risks; availability of raw materials; competitors’ actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses; significant litigation; risks associated with acquisitions and dispositions; risks associated with leverage and restrictive covenants in debt agreements; risks associated with international operations including foreign employment and labor matters associated with unions and collective bargaining agreements; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002); and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2009, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of ON Semiconductor’s SEC filings. These forward-looking statements should not be relied upon as representing ON Semiconductor’s views as of any subsequent date and ON Semiconductor does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

ON Semiconductor Reports Third Quarter of 2009 Results

5 - 5 - 5 - 5

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except per share data)

	Quarter Ended			Nine Months
	October 2, 2009	July 3, 2009	September 26, 2008 (1)	October 2, 2009	September 26, 2008 (1)
Net revenues	$472.9	$419.8	$581.5	$1,271.8	$1,566.1
Cost of revenues	297.1	281.6	359.9	845.7	1,006.3

Gross profit	175.8	138.2	221.6	426.1	559.8
Gross margin	37.2%	32.9%	38.1%	33.5%	35.7%

Operating expenses:
Research and development	53.8	50.7	67.2	148.1	175.0
Selling and marketing	30.0	28.4	37.3	87.4	101.0
General and administrative	27.1	30.0	34.2	84.4	89.9
In-process research and development	—	—	—	—	17.7
Amortization of acquisition related intangible assets	7.3	7.3	6.8	21.8	15.9
Restructuring, asset impairments and other, net	7.9	8.1	2.5	25.6	22.5

Total operating expenses	126.1	124.5	148.0	367.3	422.0

Operating income	49.7	13.7	73.6	58.8	137.8

Other income (expenses), net:
Interest expense	(15.8)	(15.7)	(20.3)	(49.2)	(59.4)
Interest income	0.1	0.2	1.7	0.7	5.5
Other	(1.5)	(0.5)	0.5	(4.2)	(0.2)
Loss on debt repurchase	—	(0.9)	—	(3.1)	—

Other expenses, net	(17.2)	(16.9)	(18.1)	(55.8)	(54.1)

Income (loss) before income taxes	32.5	(3.2)	55.5	3.0	83.7
Income tax benefit (provision)	(1.9)	1.0	(4.5)	(8.1)	11.5

Net income (loss)	30.6	(2.2)	51.0	(5.1)	95.2
Net (income) loss attributable to minority interest	(0.7)	(0.8)	(0.4)	(1.9)	0.6

Net income (loss) attributable to ON Semiconductor Corporation	$29.9	$(3.0)	$50.6	$(7.0)	$95.8

Net income (loss) per common share attributable to ON Semiconductor Corporation:
Basic:	$0.07	$(0.01)	$0.13	$(0.02)	$0.26

Diluted:	$0.07	$(0.01)	$0.13	$(0.02)	$0.26

Weighted average common shares outstanding:
Basic	423.3	420.7	398.9	419.2	368.3

Diluted:	439.1	420.7	404.8	419.2	372.8

(1)

The consolidated statement of operations for the quarter and nine months ended September 26, 2008 has been modified compared to previously reported amounts to reflect the adoption of FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”, which is now included in ASC 470 Debt, and the adoption of SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”, which is now included in ASC 810 Consolidation, during the first quarter of 2009.

ON Semiconductor Reports Third Quarter of 2009 Results

6 - 6 - 6 - 6

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

(in millions)

	October 2, 2009	July 3, 2009	December 31, 2008 (1)
Assets
Cash, cash equivalents and short-term investments	$470.2	$403.4	$458.7
Receivables, net	264.7	254.1	188.8
Inventories, net	264.2	269.5	335.5
Other current assets	42.7	44.1	55.5
Deferred income taxes, net of allowances	15.7	14.3	12.0

Total current assets	1,057.5	985.4	1,050.5
Property, plant and equipment, net	715.3	734.1	770.8
Goodwill	162.4	160.5	160.2
Intangible assets, net	298.7	306.6	333.4
Other assets	40.7	37.6	44.6

Total assets	$2,274.6	$2,224.2	$2,359.5

Liabilities and Stockholders’ Equity
Accounts payable	$147.2	$147.3	$178.2
Accrued expenses	135.1	136.4	138.4
Income taxes payable	6.7	6.5	4.1
Accrued interest	4.7	1.1	1.3
Deferred income on sales to distributors	101.6	102.8	114.1
Current portion of long-term debt	165.7	174.8	107.9

Total current liabilities	561.0	568.9	544.0
Long-term debt	729.9	729.5	901.9
Other long-term liabilities	47.5	44.5	48.1
Deferred income taxes, net of allowances	12.7	12.9	10.0

Total liabilities	1,351.1	1,355.8	1,504.0

ON Semiconductor Corporation stockholders’ equity:
Common stock	4.7	4.7	4.6
Additional paid-in capital	2,899.3	2,874.1	2,810.7
Accumulated other comprehensive loss	(63.9)	(67.6)	(53.6)
Accumulated deficit	(1,572.4)	(1,602.3)	(1,565.4)
Less: treasury stock, at cost	(363.4)	(359.0)	(358.1)

Total ON Semiconductor Corporation stockholders’ equity	904.3	849.9	838.2
Minority interest in consolidated subsidiaries	19.2	18.5	17.3

Total equity	923.5	868.4	855.5

Total liabilities and equity	$2,274.6	$2,224.2	$2,359.5

(1)

The consolidated balance sheets as of December 31, 2008 have been modified compared to previously reported amounts to reflect the adoption of FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”, which is now included in ASC 470 Debt, and the adoption of SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”, which is now included in ASC 810 Consolidation, during the first quarter of 2009.

ON Semiconductor Reports Third Quarter of 2009 Results

7 - 7 - 7 - 7

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA* AND

CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarter Ended			Nine Months Ended
	October 2, 2009	July 3, 2009	September 26, 2008 (1)	October 2, 2009	September 26, 2008 (1)
Net income (loss)	$30.6	$(2.2)	$51.0	$(5.1)	$95.2
Plus:
Depreciation and amortization	38.9	39.0	38.0	117.6	103.6
Interest expense	15.8	15.7	20.3	49.2	59.4
Interest income	(0.1)	(0.2)	(1.7)	(0.7)	(5.5)
Income tax (benefit) provision	1.9	(1.0)	4.5	8.1	(11.5)
Net (income) loss attributable to minority interest	(0.7)	(0.8)	(0.4)	(1.9)	0.6
Stock compensation expense	13.5	16.1	11.4	42.3	26.4
Restructuring, asset impairments and other, net	7.9	8.1	2.5	25.6	22.5
In-process research and development	—	—	—	—	17.7
Loss on debt repurchase	—	0.9	—	3.1	—
Expensing of appraised inventory fair market value step up	2.4	2.7	15.3	8.2	63.4

Adjusted EBITDA*	110.2	78.3	140.9	246.4	371.8
Increase (decrease):
Interest expense	(15.8)	(15.7)	(20.3)	(49.2)	(59.4)
Interest income	0.1	0.2	1.7	0.7	5.5
Income tax benefit (provision)	(1.9)	1.0	(4.5)	(8.1)	11.5
Net income (loss) attributable to minority interest	0.7	0.8	0.4	1.9	(0.6)
Restructuring, asset impairments, and other, net	(7.9)	(8.1)	(2.5)	(25.6)	(22.5)
Expensing of appraised inventory fair market value step up	(2.4)	(2.7)	(15.3)	(8.2)	(63.4)
(Gain) loss on sale or disposal of fixed assets	(1.8)	0.9	(1.3)	(2.2)	(5.3)
Amortization of debt issuance costs and debt discount	0.7	0.8	1.0	2.4	3.0
Provision for excess inventories	4.1	4.0	5.0	15.7	10.7
Non-cash interest expense	8.3	8.4	10.6	26.6	30.8
Cash portion of loss on debt repurchase	—	(0.7)	—	(2.4)	—
Non-cash impairment charges	5.4	0.2	—	5.6	12.0
Deferred income taxes	(1.1)	(0.1)	(2.5)	(0.9)	(9.6)
Other	(0.4)	(0.9)	0.4	(1.6)	0.7
Changes in operating assets and liabilities	(10.6)	(8.1)	20.2	(26.5)	27.4

Net cash provided by operating activities	$87.6	$58.3	$133.8	$174.6	$312.6

(1)

Certain amounts in the reconciliation of net income to adjusted EBITDA for the quarters and nine months ended September 26, 2008 have been modified compared to previously reported amounts to reflect the adoption of FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”, which is now included in ASC 470 Debt, and the adoption of SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”, which is now included in ASC 810 Consolidation, during the first quarter of 2009.

*	Adjusted EBITDA represents net income (loss) before interest expense, interest income, provision for income taxes, depreciation and amortization expense and special items. We use the adjusted EBITDA measure for internal managerial evaluation purposes, as a performance metric for the vesting/releasing of performance based equity awards, and for earning of corporate cash bonuses when applicable. Not all of these items are necessarily included in the calculation of net income (loss) each quarter. Adjusted EBITDA is a non-GAAP financial measure. Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe this measure provides important supplemental information to investors. We use this measure, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance.

We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our press releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

ON Semiconductor Reports Third Quarter of 2009 Results

8 - 8 - 8 - 8

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

ANALYSIS OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

	Quarter Ended			Nine Months Ended
Reconciliation of GAAP gross profit to non-GAAP gross profit:	October 2, 2009	July 3, 2009	September 26, 2008	October 2, 2009	September 26, 2008
GAAP gross profit	$175.8	$138.2	$221.6	$426.1	$559.8

Special items:
a) Stock compensation expense	3.5	4.2	3.6	10.6	7.3
b) Expensing of appraised inventory fair market value step up	2.4	2.7	15.3	8.2	63.4
c) Amortization of intangibles	0.6	0.5	0.6	1.7	1.8

Total Special items	6.5	7.4	19.5	20.5	72.5

Non-GAAP gross profit	$182.3	$145.6	$241.1	$446.6	$632.3

	Quarter Ended (1)			Nine Months Ended (1)
Reconciliation of GAAP gross margin to non-GAAP gross margin:	October 2, 2009	July 3, 2009	September 26, 2008	October 2, 2009	September 26, 2008
GAAP gross margin	37.2%	32.9%	38.1%	33.5%	35.7%

Special items:
a) Stock compensation expense	0.7%	1.0%	0.6%	0.8%	0.5%
b) Expensing of appraised inventory fair market value step up	0.5%	0.6%	2.6%	0.6%	4.0%
c) Amortization of intangibles	0.1%	0.1%	0.1%	0.1%	0.1%

Total Special items	1.3%	1.8%	3.4%	1.6%	4.6%

Non-GAAP gross margin	38.5%	34.7%	41.5%	35.1%	40.4%

A reconciliation of GAAP net income (loss) to non-GAAP net income is included below.

	Quarter Ended			Nine Months Ended
Reconciliation of GAAP income (loss) to non-GAAP net income:	October 2, 2009	July 3, 2009	September 26, 2008	October 2, 2009	September 26, 2008
GAAP net income (loss) attributable to ON Semiconductor Corporation	$29.9	$(3.0)	$50.6	$(7.0)	$95.8

Special items:
a) Stock compensation expense – cost of revenues	3.5	4.2	3.6	10.6	7.3
b) Stock compensation expense – operating expenses	10.0	11.9	7.8	31.7	19.1
c) Expensing of appraised inventory fair market value step up – cost of revenues	2.4	2.7	15.3	8.2	63.4
d) In-process research and development	—	—	—	—	17.7
e) Amortization of intangible assets – cost of revenues	0.6	0.5	0.6	1.7	1.8
f) Amortization of acquisition related intangible assets – operating expenses	7.3	7.3	6.8	21.8	15.9
g) Restructuring, asset impairments and other, net	7.9	8.1	2.5	25.6	22.5
h) (Gain) loss on debt prepayment	—	0.9	—	3.1	—
i) Non-cash interest expense	8.3	8.4	10.6	26.6	30.8
j) Cash taxes	1.0	(2.3)	2.6	1.0	(13.4)

Total Special items	41.0	41.7	49.8	130.3	165.1

Non-GAAP net income	$70.9	$38.7	$100.4	$123.3	$260.9

Non-GAAP net income per share:
Basic	$0.17	$0.09	$0.25	$0.29	$0.71

Diluted	$0.16	$0.09	$0.25	$0.29	$0.70

Weighted average common shares outstanding:
Basic	423.3	420.7	398.9	419.2	368.3

Diluted:	439.1	420.7	404.8	425.1	372.8

(1)	Certain amounts may not total due to rounding of individual components.
(2)

Certain amounts for the quarter and nine months ended September 26, 2008 have been modified compared to previously reported amounts to reflect the adoption of FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”, which is now included in ASC 470 Debt, and the adoption of SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”, which is now included in ASC 810 Consolidation, during the first quarter of 2009.

Non-GAAP Measures

To supplement the consolidated financial results prepared under GAAP, ON Semiconductor uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to stock-based compensation, amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step up, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects and certain other special items as necessary. Management does not consider these charges in evaluating the core operational activities of ON Semiconductor. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate ON Semiconductor’s current performance. Most analysts covering ON Semiconductor use the non-GAAP measures as well. Given management’s use of these non-GAAP measures, ON Semiconductor believes these measures are important to investors in understanding ON Semiconductor’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in ON Semiconductor’s core business across different time periods. These non-GAAP measures are not in accordance with or an alternative to GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

— Non-GAAP gross profit and gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of the company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including stock-based compensation expenses, expensing of appraised inventory fair market value step up and amortization of intangible assets. In addition, it is an important component of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of ON Semiconductor’s core businesses.

— Non-GAAP net income and net income per share. The use of these non-GAAP financial measures allow management to evaluate the operating results of ON Semiconductor’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including stock-based compensation, amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step up, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects and certain other special items as necessary. In addition, they are important components of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of ON Semiconductor’s core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.